UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 29, 2006

OXFORD RESIDENTIAL PROPERTIES I LIMITED PARTNERSHIP

(Exact name of Registrant as specified in its charter)

            Maryland

   0-14533

  52-1322906

(State or other jurisdiction

(Commission

     (I.R.S. Employer

   of incorporation or

File Number)

  Identification Number)

           organization)

55 Beattie Place

Post Office Box 1089

Greenville, South Carolina 29602

(Address of principal executive offices)

(864) 239-1000

(Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement.

Oxford Residential Properties I Limited Partnership, a Maryland limited partnership (the “Registrant”), owns a 100% interest in ORP Two LLC, a Maryland limited liability company (the “Company”). The Company owns The Landings Apartments (“The Landings”), a 150-unit apartment complex located in Indianapolis, Indiana.  As previously disclosed, on May 15, 2006, the Company entered into a Purchase and Sale Contract (the “Purchase Agreement”) with a third party, Sun Shiel Properties II, LLC, an Indiana limited liability company (the “Purchaser”), to sell The Landings to the Purchaser for a total sales price of $8,925,000.

As previously disclosed, on June 13, 2006, the Company and the Purchaser entered into an amendment to the Purchase Agreement to acknowledge expiration of the feasibility period and provide approval of The Landings for sale.

Also as previously disclosed, on July 24, 2006, the Company and the Purchaser entered into an amendment to the Purchase Agreement to extend the closing date to August 31, 2006.

On August 29, 2006, the Company and the Purchaser entered into an amendment to the Purchase Agreement, a copy of which is filed herewith as an exhibit, pursuant to which (a) the Purchaser made an additional non-refundable deposit into escrow in the amount of $200,000 and (b) the closing date was extended to September 29, 2006.

Item 9.01

Financial Statements and Exhibits

(d)

Exhibits

10.21

Third Amendment to the Purchase and Sale Contract between ORP Two LLC, a Maryland limited liability company, and Sun Shiel Properties II, LLC, an Indiana limited liability company, dated August 29, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Oxford Residential Properties I Limited Partnership

By: Oxford Residential Properties I Corporation
Managing General Partner

By: /s/Martha L. Long
Martha L. Long
Senior Vice President

Date: August 31, 2006